EXHIBIT 99.3

To 8-K dated July 29, 2008

Seacoast Banking Corporation of Florida

Second Quarter 2008

Cautionary Notice Regarding Forward-Looking Statements

This discussion and analysis contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2007 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Focus for 2008-2009

Priority #1 – Asset Quality

Managing problem assets remains our highest priority

	1989	1990	1991	1992
NPAs	0.65%	2.41%	4.69%	3.98%

	2006	2007	1Q-08	2Q-08
NPAs	0.72%	3.61%	3.50%	4.45%

Underlying Results Remain Solid – Reflects Strong & Diverse Franchise

	2007			2008
(Dollars in Thousands)	Q-2	Q-3	Q-4	Q-1	Q-2

Total Revenues	$28,184	$27,166	$26,683	$26,724	$26,076
Noninterest Expenses	19,901	19,027	19,792	18,684	19,240
	$8,283	$8,139	$6,891	$8,040	$6,836

Income Taxes	2,899	2,849	2,412	2,814	2,393

Core Earnings *	$5,384	$5,290	$4,479	$5,226	$4,443
EPS	$ 0.28	$ 0.28	$ 0.23	$ 0.27	$ 0.23

*  Excludes provision for loan losses

Excludes Securities Gains (Losses)

Calculated on a Fully Taxable Equivalent Basis

Residential Construction and Land Development Loans

(Dollars in Millions)	Year-End	Year-End	2008
Property Type	2006	2007	Q-1	Q-2
Condominiums	$ 94.8	$ 60.2	$ 57.2	$ 47.4
Town Homes	10.4	25.0	23.8	20.0
Single Family
Residences	80.3	59.0	56.7	49.5
Land & Lots	106.3	116.4	112.1	95.1
Multifamily	48.2	34.5	32.6	34.0
Total	$340.0	$295.1	$282.4	$ 246.0

Average Quarterly Deposits

(Dollars in millions)	Q3-2007	Q4-2007	Q1-2008	Q2-2008

Average Deposits	$1,852	$1,901	$1,913	$1,923

Strong Core Deposit Franchise

(Dollars in millions)	2003	2004	2005	2006	2007
Core Deposits (excluding jumbo CDs)	1,023	$1,252	$1,611	$1,647	$1,716

CAGR 13.9% in Core Deposits (excluding jumbo CDs) 2003-2007

(Dollars in millions)	2Q-2007	2Q-2008
Core Deposits	$1,584	$1,606

Average Loans, Net of Unearned Income

(Dollars in millions)	Q3-2007	Q4-2007	Q1-2008	Q2-2008

Average Loans	$1,867	$1,914	$1,898	$1,809

Capital Ratios

	2004	2005	2006	2007	Q1-2008	Q2-2008
Tier One Capital Ratio	10.4%	11.1%	10.9%	11.0%	11.1%	10.3% *

Total Risk-Based Capital	11.0%	11.8%	11.7%	12.2%	12.3%	11.5% *

* Second Quarter 2008 ratios are estimated

Overhead - Second Quarter

(Dollars in millions)	Q2-2007	Q3-2007	Q4-2007	Q1-2008	Q2-2008
Overhead	$19.9	$19.0	$19.8	$18.7	$19.2

Net Interest Margin and Net Interest Income

(Dollars in thousands)	Q2-07	Q3-07	Q4-07	Q1-08	Q2-08
Net Interest Margin	4.09%	3.94%	3.71%	3.74%	3.69%
Net Interest Income	$21,468	$21,147	$20,724	$20,562	$20,234

Calculated on a Fully Taxable Equivalent Basis

Net Interest Income

(Dollars in thousands)	2003	2004	2005	2006	2007
Net Interest Margin	3.57%	3.89%	3.97%	4.15%	3.92%
Net Interest Income	$44,310	$52,907	$72,297	$89,294	$84,771

17.6% CAGR in Net Interest Income 2003-2007

Calculated on a Fully Taxable Equivalent Basis

Service Area

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Seminole County

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Orange County

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Brevard County

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Indian River County

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Okeechobee County

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St. Lucie County

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Martin County

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Palm Beach County

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Broward County

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Hardee County

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Highlands County

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Desoto County

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Glades County

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Hendry County